Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month and Six-Month Periods Ended June 30, 2009

Company reports another strong quarter showing further operating leverage

ELK GROVE VILLAGE, IL, August 12, 2009—Lime Energy Co. (NASDAQ: LIME), a leading provider of energy efficiency and renewable energy solutions, today announced its results for the three-month and six month periods ended June 30, 2009.

“The second quarter marked another strong quarter of growth for Lime Energy stated David Asplund, Chief Executive Officer.”  Organic revenue was up 55% from the second quarter of 2008 on a pro forma basis which was particularly notable given a roughly 10% decline in revenue with our commercial and industrial customers due to the continued difficult economic environment but an almost 100% increase in revenue from the public sector which includes our ESCO partners working with federal, state and local entities.  In addition to further top-line growth, we continued showing operating leverage over second quarter 2008 on a pro forma basis with gross margins increasing by 33% while SG&A decreased 5.7%, resulting in a 49% improvement in our quarterly adjusted EBITDA loss over the pro forma results from the second quarter in 2008.  In addition to these financial accomplishments, we expanded our platform through the establishment of our Energy Consulting and Technical Services group, hired additional key engineering personnel, and expanded our national accounts sales and development team. Subsequent to our second quarter, on August 10, 2009, we completed the sale of our Energy Technology Division. “

Results for the three-month period ended June 30, 2009

•                  Revenue increased $9,417,279 or 147.7%, to $15,795,187 for the three-month period ended June 30, 2009 from $6,377,908 for the same period in 2008.  Revenue increased $5,640,084 or 55.5% over second quarter 2008 pro forma revenue of $10,155,103, assuming the acquisition of Applied Energy Management, Inc. had taken place on January 1, 2008.

•                  Gross profit increased $1,939,232 or 214.7% to $2,842,383 during the second quarter of 2009 compared to $903,151 for the second quarter of 2008.  Gross profit increased $1,473,309 or 107.6% when compared to the 2008 second quarter pro forma gross profit of $1,369,074.  The gross margin for the second quarter of 2008 was 18.0% compared to 14.2% for the second quarter of 2008 on a historical basis and 13.5% on a pro forma basis.

•                  Selling, general and administrative expense increased $1,717,843 or 44.8% to $5,549,345 during the three-month period ended June 30, 2009 compared to $3,831,502 for the same period in 2008.  SG&A expense declined $336,863 or 5.7% when compared to the three-month period ended June 30, 2008 on a pro forma basis.

•                  The loss from discontinued operations decreased $169,367 or 21.0% to $636,895 for the second quarter of 2009 from $806,262 during the second quarter of 2008.  The 2009 loss from discontinued operations includes a $503,407 impairment charge related to the reduction in certain assets to be sold to their fair value.

•                  Adjusted EBITDA* loss declined $291,411 or 11.6% to $2,226,750 during the three-month period ended June 30, 2009 from $2,518,161 in the year earlier period.  The Adjusted EBITDA loss declined $2,158,729 or 49.2% when compared to the 2008 pro forma three-month period ended June 30, 2008.

•                  The second quarter net loss declined $476,828 or 10.5% to $4,053,589 compared to $4,530,589 for the second quarter of 2008.  The net loss declined $2,723,882 or 40.2% when compared to the second quarter of 2008 on a pro forma basis.

•                  The basic and diluted net loss per share for the second quarter of 2009 declined $0.23 or 38.6% to $0.36 per share from $0.59 per share for the second quarter of 2008.  The basic and diluted loss per share declined $0.42 per share or 53.8% when compared 2008 second quarter loss of $0.78 per share a pro forma basis.

Results for the six-month period ended June 30, 2009

•                  Revenue increased $20,895,201 or 242.3%, to $29,519,945 for the six-month period ended June 30, 2009 compared to $8,624,744 for the six-month period ended June 30, 2008.  Revenue increased $10,758,529 or 57.3% compared to pro forma revenue for the second quarter of 2008 of $18,761,416, assuming the acquisition of Applied Energy Management, Inc. had taken place on January 1, 2008.

•                  Gross profit increased $4,710,487 or 502.9%, to $5,647,219 for the six months ended June 30, 2009 compared to $936,732 for the six months ended June 30, 2008.  Gross profit increased $2,975,028 or 111.3% when compared to the gross profit for the six months ended June 30, 2008 on a pro forma basis.

•                  Selling, General and Administrative expense increased $3,960,561 or 58.1%, to $10,781,982 for the six-month period ended June 30, 2009 compared to $6,821,421 for the same period in 2008.  SG&A expense declined $245,407 or 2.2%, when compared to SG&A expense for the six months ended June 30, 2008 on a pro forma basis of $11,027,389.

•                  Adjusted EBITDA* loss declined $828,370 or 16.1%, to $4,314,222 for the first six months of 2009 compared to $5,142,592 for the same period in 2008.  The Adjusted EBITDA loss declined $3,520,958 or 44.9%, when compared to the six-month period ended June 30, 2008 on a pro forma basis.

•                  Net loss declined $1,101,900 or 12.6% to $7,662,062 during the first six months of 2009 compared to $8,763,962 for the same period in 2008.  The net loss declined $5,168,225 or 40.3%, when compared to the net loss for the six-month period ended June 30, 2008 on a pro forma basis.

•                  The basic and diluted loss per share declined $0.38 or 34.2%, to a loss of $0.74 per share for the six-month period ended June 30, 2009 compared to a loss of $1.12 per share for the same period in 2008.  The basic and diluted loss per share declined $0.74, or 50.2% when compared to the basic and diluted loss per share of $1.48 for the first six months of 2008 on a pro forma basis.

*  Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

“Our second quarter results highlight the underlying strength of our business model and supports our efforts to date in the rapid deployment of tailored energy efficiency solutions to the commercial and industrial, public and utility marketplaces.  Our flexibility in delivering a broad array of energy efficient solutions, to a diverse range of private and public customers nationwide, provides us with a strong diversified platform to continue driving top line growth with operating leverage to achieve sustainable profitability” concluded Mr. Asplund.

Business Highlights

•                  Hired Adam Procell in new position of President of Energy Consulting and Technical Services to lead engineering group

•                  Expanded our engineering and marketing efforts to include utility demand side management programs

•                  Expanded National Accounts sales force focusing on multi-facility, multi-service C&I clients as well as expanding new and existing ESCO relationships

•                  Filed registration statement with the SEC

•                  Announced the conversion of our Series A-1 preferred stock

•                  Announced the conversion by Richard P. Kiphart, our Chairman, of all his subordinated notes in the principal amount of $3.1 million into common stock, and the intent of all our other subordinated note holders to convert their subordinated notes in aggregate principal amount of $1.9 million into common stock on completion of the follow-on offering

•                  Announced the sale of our Energy Technology segment

Financial Outlook

Despite the challenging macro-economic conditions, both commercial and industrial and public sector clients continue to prioritize energy efficiency projects at their facilities. We expect the company’s 2009 revenue will continue to be seasonal in nature with the third and fourth quarters of our fiscal year continuing to represent our strongest quarters.  In the commercial and industrial market, we typically experience greater seasonality as sales cycles are shorter and are usually closely tied to our clients’ annual budgetary cycle.  Within the public sector market, we experience lower levels of seasonality as our government contracts are typically longer term, frequently running six months to more than a year in duration.  However, given our business mix between commercial and industrial and public sector and the diversification between different types of services and segments served, we expect the weighting of our revenue contribution between first and second half to remain relatively consistent year on year.   We are reaffirming our total revenue estimate for 2009 of between $80 million and $85 million but now expect negative EBTIDA of approximately $2 million for the full year given our continued investment for growth in the business, the mix of Commercial and Industrial and Public Sector business year to date as well as the time it took to dispose of our MPG subsidiary.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended June 30			Change from Historical		Change from Pro forma
		2008	2008
	2009	Historical	Pro forma (1)	$	%	$	%

Revenue	$15,795,187	$6,377,908	$10,155,103	$9,417,279	147.7%	$5,640,084	55.5%
Cost of sales	12,952,804	5,474,757	8,786,029	7,478,047	136.6%	4,166,775	47.4%
Gross profit	2,842,383	903,151	1,369,074	1,939,232	214.7%	1,473,309	107.6%

Selling, general and administrative	5,549,345	3,831,502	5,886,208	1,717,843	44.8%	(336,863)	-5.7%
Amortization of intangibles	313,288	274,816	627,546	38,472	14.0%	(314,258)	-50.1%
Operating Loss	(3,020,250)	(3,203,167)	(5,144,680)	182,917	-5.7%	2,124,430	-41.3%

Other income (expense)	(396,616)	(521,160)	(826,701)	124,544	-23.9%	430,085	-52.0%
Loss from continuing operations	(3,416,866)	(3,724,327)	(5,971,381)	307,461	-8.3%	2,554,515	-42.8%

Loss from discontinued operations	(636,895)	(806,262)	(806,262)	169,367	-21.0%	169,367	-21.0%
Net loss	$(4,053,761)	$(4,530,589)	$(6,777,643)	$476,828	-10.5%	$2,723,882	-40.2%

Preferred stock dividends	(646,396)	—	—	(646,396)	—	(646,396)	—
Net loss available to common stockholders	$(4,700,157)	$(4,530,589)	$(6,777,643)	$(169,568)	3.7%	$2,077,486	-30.7%

Basic and diluted loss per common share from continuing operations	(0.31)	(0.47)	(0.69)	0.16	-33.6%	0.38	-54.7%

Discontinued operations	(0.05)	(0.10)	(0.09)	0.05	-51.9%	0.04	-47.4%

Basic and Diluted Loss per Common Share	$(0.36)	$(0.57)	$(0.78)	0.21	-36.9%	0.42	-53.8%

Weighted Average Common Shares Outstanding	13,069,520	7,952,910	8,704,681

Adjusted EBITDA	$(2,226,750)	$(2,518,161)	$(4,385,479)	291,411	-11.6%	2,158,729	-49.2%

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Six Months Ended June 30			Change from Historical		Change from Pro forma
		2008	2008
	2009	Historical	Pro forma (1)	$	%	$	%

Revenue	$29,519,945	$8,624,744	$18,761,416	$20,895,201	242.3%	$10,758,529	57.3%
Cost of sales	23,872,726	7,688,012	16,089,225	16,184,714	210.5%	7,783,501	48.4%
Gross profit	5,647,219	936,732	2,672,191	4,710,487	502.9%	2,975,028	111.3%

Selling, general and administrative	10,781,982	6,821,421	11,027,389	3,960,561	58.1%	(245,407)	-2.2%
Amortization of intangibles	658,201	381,666	1,263,491	276,535	72.5%	(605,290)	-47.9%
Operating Loss	(5,792,964)	(6,266,355)	(9,618,689)	473,391	-7.6%	3,825,725	-39.8%

Other income (expense)	(839,875)	(860,977)	(1,574,968)	21,102	-2.5%	735,093	-46.7%
Loss from continuing operations	(6,632,839)	(7,127,332)	(11,193,657)	494,493	-6.9%	4,560,818	-40.7%

Loss from discontinued operations	(1,029,223)	(1,636,630)	(1,636,630)	607,407	-37.1%	607,407	-37.1%
Net loss	$(7,662,062)	$(8,763,962)	$(12,830,287)	$1,101,900	-12.6%	$5,168,225	-40.3%

Preferred stock dividends	(1,202,185)	—	—	(1,202,185)	—	(1,202,185)	—
Net loss available to common stockholders	$(8,864,247)	$(8,763,962)	$(12,830,287)	$(100,285)	1.1%	$3,966,040	-30.9%

Basic and diluted loss per common share from continuing operations	(0.65)	(0.91)	(1.29)	0.26	-28.5%	0.64	-49.5%

Discontinued operations	(0.09)	(0.21)	(0.19)	0.12	-59.1%	0.10	-54.7%

Basic and Diluted Loss per Common Share	$(0.74)	$(1.12)	$(1.48)	0.38	-34.2%	0.74	-50.2%

Weighted Average Common Shares Outstanding	12,054,940	7,842,436	8,691,210

Adjusted EBITDA	$(4,314,222)	$(5,142,592)	$(7,835,180)	828,370	-16.1%	3,520,958	-44.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
		2008	2008			2008
	2009	Historical	Pro forma (1)	2009	2008	Pro forma (1)

Net loss	$(4,053,761)	$(4,530,589)	$(6,777,643)	$(7,662,062)	$(8,763,962)	$(12,830,287)

Depreciation and amortization	491,951	501,595	797,869	1,095,008	815,473	1,697,298

Interest expense (income), net	396,616	521,161	604,623	839,875	860,977	1,352,889

Provision for income taxes	—	—	—	—	—	—

EBITDA	(3,165,194)	(3,507,833)	(5,375,151)	(5,727,179)	(7,087,512)	(9,780,100)

Share based compensation	435,035	989,672	989,672	909,550	1,944,920	1,944,920

Impairment loss	503,407	—	—	503,407	—	—

Adjusted EBITDA	$(2,226,752)	$(2,518,161)	$(4,385,479)	$(4,314,222)	$(5,142,592)	$(7,835,180)

About Lime Energy Co.

Lime Energy is a leading provider of integrated energy engineering, consulting and implementation solutions specializing in improving the energy efficiency of our clients’ facilities, reducing their operating costs and carbon emissions.  We focus on two specific markets: the commercial and industrial market, including utilities, and the public sector market, working primarily with energy service companies (“ESCOs”).  Our clients include commercial and industrial businesses, property owners and managers, utilities, and ESCOs serving U.S. government and educational institutions.  We focus on deploying solutions to reduce the energy-related expenditures of our client’s facilities and the impact of their energy use on the environment, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation.  We provide energy efficiency solutions across all of our clients’ facilities, ranging from high-rise office buildings to manufacturing plants, retail sites, mixed use complexes and large, government sites to small, local facilities.  The company’s stock is traded on NASDAQ under the symbol LIME. Additional information is available at the company’s website at www.lime-energy.com or by calling 847-437-1666.

Conference Call Information

The company will hold a conference call with investors on Tuesday, August 12th at 4:30 pm ET to discuss these results.

Investors can access the August 12th call by dialing toll free 866-770-7051 and using passcode 90336174. International callers can dial 617-213-8064 and use the same passcode.

The call will be available for replay until November 12, 2009 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 44701771.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888

E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.

Additional Information

A full analysis of the three-month and six-month period results are available in the Company’s Form 10-Q for the period ended June 30, 2009, which is available on the Company’s website at www.lime-energy.com or on EDGAR.